Exhibit 99.1

Investor Relations Contact	News Media Contact
Jeff MacKay, Treasurer	phone (937) 224-5940
phone (317) 261-8274	e-mail communications@dplinc.com

DPL Inc. Announces Extension of Tender Offer, Increase in Maximum Tender Amount and Acceptance and Early Settlement of Securities

Dayton, Ohio, October 6, 2014 – DPL Inc. (“DPL”), a subsidiary of The AES Corporation (NYSE: AES), announced today that it is extending the expiration date for its previously announced tender offer for its outstanding 6.50% Senior Notes due 2016 (the “Securities”). The tender offer will now expire at 11:59 p.m. New York City time on October 20, 2014 (such date and time, as it may be extended, the “Expiration Date”), unless extended or earlier terminated. The tender offer is being made upon, and is subject to, the terms and conditions set forth in the Offer to Purchase, dated September 3, 2014 (the “Offer to Purchase”) and the related Letter of Transmittal.

DPL also announced that it is increasing the “Maximum Tender Amount” for the tender offer from $280 million in aggregate principal amount of outstanding Securities to $300 million in aggregate principal amount and amending the “Financing Condition” for the tender offer. The “Financing Condition” now means (a) the consummation of the New Debt Financing (as defined in the Offer to Purchase) in a minimum aggregate principal amount of $200 million and (b) the determination by DPL, in its sole discretion, that it has funds available in a sufficient amount from the New Debt Financing, cash on hand and/or the proceeds of short term borrowings to purchase the Securities it accepts for purchase in the tender offer and to pay the fees and expenses related to the tender offer, in each case on terms that are satisfactory to DPL in its sole discretion.

DPL also announced that today, October 6, 2014, it intends to accept for purchase $300 million aggregate principal amount of Securities, being the increased Maximum Tender Amount of Securities validly tendered on or before 11:59 pm New York City time on October 3, 2014 (the “Early Acceptance Deadline”). As of the Early Acceptance Deadline, according to information provided by D. F. King & Co., Inc., $363,793,000 aggregate principal amount of the Securities was validly tendered and not validly withdrawn in the tender offer (representing 84.6% of the aggregate principal amount of the Securities outstanding). Because the aggregate principal amount of Securities validly tendered and not validly withdrawn as of the Early Acceptance Deadline exceeds the Maximum Tender Amount, Securities accepted for purchase today will be subject to proration based on the terms described in the Offer to Purchase. The proration factor for Securities validly tendered prior to the Early Acceptance Deadline and which are accepted for payment is 82.5%. In addition, because the tender offer was fully subscribed as of the Early Acceptance Deadline, holders who validly tender Securities after such date and on or before the Expiration Date will not have any of their Securities accepted for payment, unless DPL further increases the Maximum Tender Amount. DPL reserves the right, but is under no obligation, to further increase the Maximum Tender Amount at any time, subject to compliance with applicable law. The settlement date for Securities validly tendered prior to the Early Acceptance Deadline and which are accepted for payment is expected to be today, October 6, 2014, subject to satisfaction of the Financing Condition. DPL has priced an offering of $200,000,000 of senior notes that, subject to customary closing conditions, is expected to close today. There can be no assurance any such New Debt Financing will close and therefore be available to help satisfy the Financing Condition, and thus no assurance that the Financing Condition will be satisfied. Securities tendered in the tender offer that have not been accepted for purchase due to proration will be returned promptly to the tendering holders. The settlement date, if necessary, for Securities validly tendered after the Early Acceptance Deadline and on or before the Expiration Date and which are accepted for purchase will occur promptly following the Expiration Date.

Holders of Securities that were validly tendered at or prior to 5:00 p.m. New York City time on September 19, 2014 (the “Early Tender Date”) and are accepted for purchase will receive the “Total Consideration” of $1,092.56, which includes the early tender premium (the “Early Tender Premium”) of $50.00 per $1,000 principal amount of Securities validly tendered. Holders validly tendering Securities after the Early Tender Date but before the Expiration Date and which are accepted for purchase will be eligible to receive only the “Tender Offer Consideration” of $1,042.56, which equals the Total Consideration less the Early Tender Premium. No tenders submitted after the Expiration Date will be valid. DPL will pay accrued and unpaid interest from and including the last interest payment date applicable to the Securities up to, but not including, the applicable settlement date for Securities accepted for purchase.

Holders of Securities who validly tender their Securities may not withdraw their Securities except in the limited circumstances described in the Offer to Purchase.

The tender offer is conditioned upon the satisfaction of certain conditions, including the financing condition (as described above) and a minimum tender condition and other general conditions (each as described in the Offer to Purchase). Subject to applicable law, DPL may also terminate the tender offer at any time before the Expiration Date in its sole discretion.

DPL has retained BofA Merrill Lynch to serve as Dealer Manager for the tender offer. D.F. King & Co., Inc. has been retained to serve as the Information Agent and Tender Agent for the tender offer. Questions regarding the tender offer may be directed to BofA Merrill Lynch at (888) 292-0070 (Toll-Free) or (980) 387-3907 (Collect). Requests for the Offer to Purchase, Letter of Transmittal and related tender offer materials may be directed to D.F. King & Co., Inc. at (212) 269-5550 or toll free at (800) 431-9643 or email dpl@dfking.com. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance.

DPL is making the tender offer only by, and pursuant to, the terms of the Offer to Purchase and Letter of Transmittal. None of DPL, its board of directors, the Dealer Manager, the Information Agent or the Tender Agent makes any recommendation as to whether holders should tender or refrain from tendering their Securities. Holders must make their own decision as to whether to tender Securities and, if so, the principal amount of the Securities to tender. The tender offer is not being made to holders of Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed to be made on behalf of DPL by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Offer to Purchase, Letter of Transmittal and related tender offer materials.

About DPL and AES

DPL, a subsidiary of The AES Corporation, is a diversified regional energy company that serves retail customers in West Central Ohio and Illinois through its subsidiaries. DPL’s principal subsidiaries include The Dayton Power and Light Company (“DP&L”); DPL Energy, LLC (“DPLE”); and DPL Energy Resources, Inc. (“DPLER”), which also does business as DP&L Energy. DP&L, a regulated electric utility, provides service to over 515,000 customers in West Central Ohio; DPLE engages in the operation of peaking generation facilities; and DPLER is a competitive retail electric supplier. DPL, through its subsidiaries, owns and operates approximately 3,500 megawatts of generation capacity, of which 2,500 megawatts are coal-fired units and 1,000 megawatts are solar, natural gas and diesel peaking units.

The AES Corporation (NYSE:AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 20 countries through a diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 17,800 people is committed to operational excellence and meeting the world's changing power needs. AES’ 2013 revenues were $16 billion and we own and manage $40 billion in total assets. To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

Forward Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in this press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance, financial position and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions. Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond DPL’s control, including but not limited to the risks and other factors discussed in the Offer to Purchase, Letter of Transmittal and related tender offer materials (including the information incorporated by reference therein) and DPL’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made. DPL disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. If DPL does update one or more forward-looking statements, no inference should be made that DPL will make additional updates with respect to those or other forward-looking statements.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and many are beyond DPL’s control. See “Risk Factors” in DPL’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission and incorporated by reference into the Offer to Purchase for a more detailed discussion of the foregoing and certain other factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating DPL’s outlook.

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